UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2013

EXCO RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Texas	001-32743	74-1492779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 368‑2084

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2013, Mark E. Wilson tendered his resignation, effective October 23, 2013, as Vice President, Chief Accounting Officer and Controller of EXCO Resources, Inc. (the “Company”) to accept another opportunity. Mark F. Mulhern, the Company’s current Executive Vice President and Chief Financial Officer, will serve as the Company’s Interim Chief Accounting Officer, effective October 23, 2013, until the Company’s Board of Directors appoints a replacement Chief Accounting Officer.
Mr. Mulhern, age 53, became the Company’s Executive Vice President and Chief Financial Officer in April 2013. Mr. Mulhern previously served as one of the Company’s Directors from February 2010 until June 2013. From September 2008 until July 2012, Mr. Mulhern served as Chief Financial Officer and Senior Vice President of Progress Energy, Inc. and managed its financial services group. Mr. Mulhern joined Progress Energy in 1996 as Vice President and Controller. Before joining Progress Energy, Inc., Mr. Mulhern was the Chief Financial Officer at Hydra Co Enterprises, the independent power subsidiary of Niagara Mohawk. He also spent eight years at PricewaterhouseCoopers LLP in Syracuse, New York, serving a wide variety of manufacturing and service businesses. Mr. Mulhern serves on the Board of Directors of Highwoods Properties, Inc. He is a 1982 graduate of St. Bonaventure University. Mr. Mulhern is a certified public accountant, a certified management accountant and a certified internal auditor.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXCO RESOURCES, INC.

Date:	October 15, 2013	By:	/s/ Mark F. Mulhern
		Name:	Mark F. Mulhern
		Title:	Executive Vice President, Chief Financial Officer
and interim Chief Accounting Officer

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